As filed with the Securities and Exchange Commission on April 15, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PRESBIA PLC

(Exact name of registrant as specified in its charter)

Ireland	98-1162329
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Presbia PLC

120/121 Baggot Street Lower

Dublin 2 Ireland

+353 (1) 659 9446

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Todd Cooper

Chief Executive Officer

Presbia PLC

120/121 Baggot Street Lower

Dublin 2 Ireland

+353 (1) 659 9446

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter H. Ehrenberg

David L. Goret

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

(212) 262-6700

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(1)(2)	Proposed maximum offering price per unit(2)(3)	Proposed Maximum Aggregate Offering Price(1)(2)(4)	Amount of Registration Fee(5)

Ordinary shares, par value $0.001 per share
Preferred shares, par value $0.001 per share
Depositary shares
Warrants to purchase ordinary shares or preferred shares
Units
Total	$75,000,000		$75,000,000	$7,553

(1)	Any securities registered under this registration statement may be sold separately, together or as units with other offered securities.
(2)	Such indeterminate number or amount of ordinary shares, preferred shares, warrants, depositary shares and units is being registered as may from time to time be issued at indeterminate prices at an aggregate initial offering price not to exceed $75,000,000. This Registration Statement also includes such indeterminable amount of ordinary shares and preferred shares as may be issued from time to time upon exercise of warrants or conversion or exchange of convertible or exchangeable securities being registered hereunder or pursuant to anti-dilution provisions of any such securities registered hereunder. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of share splits, share dividends or similar transactions.
(3)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.
(4)	The proposed maximum aggregate offering price has been estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), and excludes distributions and dividends, if any.
(5)	Calculated pursuant to Rule 457(o) under the Securities Act and General Instruction II.D of Form S-3, which permits the registration fee to be calculated on the basis of the proposed maximum aggregate offering price of all the securities listed.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 15, 2016

PRELIMINARY PROSPECTUS

Presbia PLC

Ordinary Shares

Preferred shares

Warrants

Depositary Shares

Units

We may offer, issue and sell from time to time together or separately, in one or more offerings, any combination of (i) our ordinary shares, (ii) our preferred shares, which we may issue in one or more series, (iii) warrants, (iv) depositary shares and (v) units. The preferred shares and warrants may be convertible into, or exercisable or exchangeable for, ordinary shares or preferred shares or other securities of ours. The preferred shares may be represented by depositary shares. The units may consist of any combination of the securities listed above. The aggregate initial offering price of all securities sold under this prospectus will not exceed $75,000,000.

Each time we offer and issue securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in our securities.

We may offer to sell these securities on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves risks. See the “Risk Factors” on page 4 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.

Our ordinary shares are listed on The NASDAQ Global Market under the symbol “LENS.” On April 14, 2016, the last reported sale price of our ordinary shares on The NASDAQ Global Market was $3.87 per ordinary share. You are urged to obtain current market quotations of our ordinary shares. At present, we have no preferred shares, warrants, depositary shares or units listed on any market. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2016.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. By using a shelf registration statement, we may issue securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and issue securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and issued and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before investing in any of our securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to issue these securities in any jurisdiction where the offer or issue is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Presbia,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Presbia plc and its consolidated subsidiaries, unless otherwise specified.

Presbia and our logo are our trademarks and are used in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus appear without the ™ or ® symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

THE COMPANY

We are an ophthalmic device company which has developed and is currently marketing a proprietary optical lens implant for treating presbyopia, the age-related loss of the ability to focus on near objects. Our microlens is a miniature lens designed to be surgically implanted in a patient’s eye to improve that patient’s ability to see objects at close distances. Our current strategy is to continue to commercialize our microlens in certain strategic countries where we currently have marketing approval and to continue to seek to obtain marketing approval in other key markets, including the United States. Our goal is to become a leading provider of corneal inlay presbyopia-correcting treatment worldwide.

Although reading glasses and contact lenses have historically been, and remain, the most common solution for presbyopia, there are significant drawbacks associated with these approaches, as well as with alternative surgical approaches. We believe that our microlens provides an alternative solution to those presbyopic individuals who desire greater freedom from glasses and wish to avoid the daily maintenance and other complications of contact lenses. We believe that our microlens can be both an effective standalone solution for presbyopia and an effective complementary solution that can be used in conjunction with certain other surgical approaches that are used to treat vision disorders other than presbyopia.

Through our European Union CE Mark, we are generally authorized to market our microlens throughout the European Economic Area (all European Union member states plus Iceland, Liechtenstein and Norway), or EEA, and Switzerland. We currently market our microlens in certain strategic EEA countries as well as certain strategic countries outside of the EEA in which we possess marketing approval, such as South Korea and Australia.

We are presently seeking marketing approval in other strategic countries, including the United States. In order to commercialize our microlens and our proprietary insertion tool, which we refer to as our microlens inserter, in the United States, we must first obtain a pre-market approval, or PMA, from the U.S. Food and Drug Administration, or the FDA. We do not expect to receive approval from the FDA and commence commercial activity in the United States before the fourth quarter of 2018, although such timing could be delayed by interactions with the FDA or by a variety of other factors. In addition, no assurance can be given that the FDA will grant us PMA approval. Also, the FDA may require us to conduct post-approval studies as a condition of approval.

Corporate Information

In February 2015, Presbia PLC consummated its initial public offering of ordinary shares. Prior to our initial public offering, we effected a series of reorganization transactions described below.

Our former controlling shareholder, Presbia Holdings, was organized in the Cayman Islands in 2007 as an exempted company with limited liability. In 2009, Presbia Holdings acquired Visitome, Inc., a California corporation and the developer of our corneal inlay technology.

In October 2013, we completed a restructuring which involved the establishment of our interim holding company, Presbia Ireland, Limited, that directly or indirectly owns 100% of our business, assets and subsidiaries. Presbia Ireland, Limited is organized under the laws of Ireland as a private limited company. At the time of the restructuring, Presbia Ireland, Limited was wholly-owned by Presbia Holdings and certain intercompany debt was owed to Presbia Holdings by certain of its other subsidiaries. As part of the restructuring, approximately $12.2 million of such outstanding intercompany debt owed to Presbia Holdings was converted to equity of such subsidiaries. We refer to this transaction as the 2013 Restructuring.

In November 2014, Presbia Holdings converted all the remaining indebtedness owed to Presbia Holdings by certain subsidiaries of Presbia Ireland, Limited at that time to equity. In this transaction, approximately $23.5 million of outstanding intercompany debt owed to Presbia Holdings was converted to equity of such subsidiaries. We refer to this transaction as the 2014 Debt Conversion.

In January 2015, Presbia Holdings converted all the remaining indebtedness owed by a subsidiary of Presbia Ireland, Limited at that time to equity. In this transaction, approximately $1.6 million of outstanding intercompany debt owed to Presbia Holdings was converted to equity of such subsidiary. We refer to this transaction as the 2015 Debt Conversion. In addition, immediately following the 2015 Debt Conversion, Presbia Holdings contributed all the share capital in issue in Presbia Ireland, Limited to Presbia PLC, an Irish incorporated public limited company formed in February 2014 for the purpose of consummating our initial public offering, in exchange for 9,166,667 ordinary shares of Presbia PLC. We refer to this transaction as the 2015 Capital Contribution. Presbia PLC previously issued 40,000 ordinary shares to Presbia Holdings upon its formation, in order to satisfy statutory requirements for the incorporation of all Irish public limited companies, which were re-designated as deferred shares under our memorandum and articles of association prior to the consummation of our initial public offering. We refer to the 2014 Debt Conversion, the 2015 Debt Conversion and the 2015 Capital Contribution, collectively, as the 2014-2015 Restructuring.

We refer to the 2013 Restructuring, the formation and initial capitalization of Presbia PLC, and the 2014-2015 Restructuring, collectively, as the Reorganization Transactions.

In August 2015, Presbia Holdings distributed the 9,166,667 ordinary shares of Presbia PLC, referred to herein as the 2015 Capital Contribution, to its ordinary shareholders and Presbia Holdings was liquidated in November 2015.

Our principal executive offices are located at 120/121 Baggot Street Lower, Dublin 2 Ireland, and our telephone number is +353 (1) 659 9446. Our website address is http://www.presbia.com. The information contained in, or that can be accessed through, our website is not part of this prospectus or the accompanying prospectus supplement.

RISK FACTORS

Investment in our securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference into this prospectus from our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we have filed or that we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of our securities. The occurrence of any of these risks might cause you to lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

•	the timing, progress and results of our clinical trials, our regulatory submissions and our research and development programs;

•	our ability to advance our products into, and successfully complete, clinical trials;

•	our ability to obtain pre-market approvals;

•	the commercialization of our products;

•	our anticipated cash needs and our needs for additional financing;

•	the implementation of our business model, strategic plans for our business, products and technology;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our products and technology;

•	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

•	the timing or likelihood of regulatory filings and approvals;

•	our financial performance;

•	developments relating to our competitors and our industry; and

•	the other risks and uncertainties described under the heading “Risk Factors” and elsewhere, or incorporated by reference, in this prospectus.

These forward-looking statements are based on management’s current expectations, estimates, forecasts, and projections about our business and the industry in which we operate and management’s beliefs and assumptions. They are not guarantees of future performance or development and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. Factors that may cause actual results to differ materially from current expectations include, among other things, those referenced under “Risk Factors” and elsewhere in or incorporated by reference in this prospectus. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See “Where You Can Find More Information; Incorporation By Reference.”

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus and the exercise price from the exercise of any convertible securities, if any, for general corporate purposes, which may include funding our U.S. staged pivotal trial for our microlens and microlens inserter, our commercialization efforts, research and development activities, product manufacturing, acquisitions or investments in businesses, products or technologies that are complementary to our own, increasing our working capital and capital expenditures. Pending their uses, we intend to invest the net proceeds in short-term, interest-bearing investment-grade securities or government securities.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the ordinary shares, preferred shares, warrants, depositary shares and units that we may offer and sell from time to time. The preferred shares and warrants may also be exchangeable for and/or convertible into our ordinary shares or another series of preferred shares. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by the terms set forth in that prospectus supplement.

We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities only in registered form. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

DESCRIPTION OF ORDINARY SHARES AND PREFERRED SHARES

The following summary describes our share capital and the material provisions of our memorandum and articles of association and of Irish law. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our memorandum and articles of association, which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

We are an Irish incorporated public company limited by shares and our affairs are governed by our memorandum and articles of association and Irish law.

Capital Structure

Authorized Share Capital

As of December 31, 2015, our authorized share capital is $400,000 and €40,000 divided into 350,000,000 ordinary shares of $0.001 each, which we refer to as the ordinary shares, 50,000,000 preferred shares of $0.001 each, which we refer to as preferred shares, and 40,000 deferred ordinary shares of €1.00 each, which we refer to as the Deferred Shares. The authorized share capital includes 40,000 Deferred Shares in order to satisfy the statutory requirements in place for the incorporation of all Irish public limited companies at the time the Company was incorporated.

Except as otherwise specified below, references to voting by our shareholders contained in this prospectus are references to voting by holders of shares entitled to attend, speak and vote generally at general meetings of our shareholders.

We may issue shares subject to the maximum authorized share capital contained in our memorandum and articles of association. We have the authority, pursuant to our articles of association, to increase our authorized but unissued share capital by ordinary resolution of our shareholders by creating additional shares of any class or series. An ordinary resolution of our company requires a simple majority of the votes cast at a shareholders’ meeting by shareholders entitled to vote at that meeting.

As a matter of Irish law, the board of directors of a company may issue authorized but unissued new shares without shareholder approval once authorized to do so by the articles of association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. The authority conferred can be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution. Because of this requirement of Irish law, our articles of association authorize our Board to issue new shares up to the amount of our authorized but unissued share capital without shareholder approval for a period of five years from the date our articles of association were adopted. We refer to that date as the Adoption Date. We expect that we will seek to renew such general authority at an annual general meeting before the end of that five-year period.

Our articles of association authorize our Board, without shareholder approval, to determine the terms of the preferred shares that may be issued by us. Our Board is authorized, without obtaining any shareholder vote or consent, unless expressly provided by the terms of that class or series of class of shares, to provide from time to time for the issuance of ordinary shares or other classes or series of shares and to establish the characteristics of each such other class or series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

Irish law does not recognize fractional shares held of record. Accordingly, our articles of association do not provide for the issuance of fractional shares of the Company, and the official Irish share register of the Company will not reflect any fractional shares. Whenever an alteration, reorganization consolidation, division, or subdivision of the share capital of the Company would result in any shareholder becoming entitled to fractions of a share, no such fractions shall be issued or delivered to any shareholder. All such fractions of a share will be aggregated into whole shares and sold in the open market at prevailing market prices and the aggregate cash proceeds from such sale (net of tax, commissions, costs and other associated expenses) shall be distributed on a pro rata basis, rounding down to the nearest cent, to each shareholder who would otherwise have been entitled to receive fractions of a share.

Issued Share Capital

As of December 31, 2015, our issued share capital is US$13,355.477, divided into 13,355,477 ordinary shares of $0.001 each, and €39,994, divided into 39,994 Deferred Shares of one Euro each. Our ordinary shares are listed on The NASDAQ Global Market, or NASDAQ, under the symbol “LENS.”

All issued and outstanding shares are validly issued, credited as fully-paid and are not subject to calls for any additional payments (non-assessable).

Memorandum of Association

As provided in our memorandum of association, our stated principal object is to engage in developing, manufacturing, selling, marketing, distributing or otherwise commercializing medical devices and other products and procedures related to vision and all associated and related activities and to carry on various activities associated with that object. The rest of our objects are set out in full in our memorandum of association.

Pre-emption Rights, Share Warrants and Share Options

Under Irish law, certain statutory pre-emption rights apply automatically in favour of our shareholders when our shares are to be issued for cash. However, we have opted out of these pre-emption rights in our articles of association as permitted under the Irish Companies Act 2014 (the “Companies Act”). This opt-out may be renewed every five years under the Companies Act by a special resolution of the shareholders. A special resolution requires not less than 75% of the votes cast by our shareholders at a meeting of shareholders. We expect that we will seek renewal of the opt-out at an annual general meeting within five years from the Adoption Date. If the opt-out expires and is not renewed, shares issued for cash by Presbia must be offered to our existing shareholders at that time on a pro rata basis to their existing shareholding before the shares can be issued to any new shareholders or those existing shareholders in an amount greater than their pro rata entitlements. The statutory pre-emption rights do not apply:

•	where shares are issued for non-cash consideration (such as a share for share acquisition);

•	to the issuance of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any dividend and capital distribution, which are sometimes referred to as non-participating shares); and

•	to the issuance of shares pursuant to an employee share option or similar equity plan, including the Presbia Incentive Plan.

Our articles of association provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which we are subject, our Board is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as it deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as our Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Companies Act provides that directors may issue share warrants or options without shareholder approval once authorized to do so by our constitution or an ordinary resolution of shareholders. We are subject to NASDAQ listing rules and provisions of the Internal Revenue Code of 1986, as amended, or the Code, that require shareholder approval of certain equity plan and share issuances. We may issue shares upon exercise of warrants or options without shareholder approval or authorization (up to the relevant authorized share capital limit).

The Irish Takeover Rules may be applicable in certain circumstances and can affect our ability to issue shares.

Share Repurchases, Redemptions and Conversions

Overview

Our articles of association provide that any ordinary share that we agree to acquire shall be deemed to be a redeemable share. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by Presbia may technically be effected as a redemption of those shares as described below under “—Repurchases and Redemptions.” If our articles of association did not contain such a provision, repurchases by Presbia would be subject to many of the same rules that apply to purchases of our shares by subsidiaries described below under “—Purchases by Subsidiaries,” including the shareholder approval requirements described below. Except where otherwise noted, when we refer elsewhere in this prospectus to repurchasing or buying back our ordinary shares, we are referring to the redemption of ordinary shares by Presbia pursuant to the articles of association or the purchase of our ordinary shares by a subsidiary of Presbia, in each case in accordance with our articles of association and Irish company law as described below.

Repurchases and Redemptions

Under Irish law, a company can issue redeemable shares and redeem them out of distributable reserves (which are described below under “—Dividends”) or the proceeds of a new issue of shares for that purpose. In addition to the effect of the articles of association, which in certain circumstances deems ordinary shares as redeemable shares, we may also issue redeemable shares. The issue of redeemable shares may only be made by Presbia where the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of Presbia. All redeemable shares must be fully paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be canceled or held in treasury. Based on the terms of our articles of association described above, shareholder approval will not be required to redeem Presbia’s shares.

Our Board is also entitled to issue other classes or series of shares which may be redeemed at the option of either Presbia or the shareholder, depending on the terms of such shares. See “—Capital Structure—Authorized Share Capital” above.

Repurchased and redeemed shares may be canceled or held as treasury shares. The nominal value of treasury shares held by us at any time must not exceed 10% of our company capital. While we hold shares as treasury shares, we cannot exercise any voting rights in respect of those shares. Treasury shares may be canceled by us or re-issued subject to certain conditions.

Purchases by Subsidiaries

Under the Companies Act, it may be permissible for one of our subsidiaries to purchase our shares either as overseas market purchases or off-market purchases. A general authority of the shareholders of the company is required by way of ordinary resolution to allow a subsidiary of the company to make overseas market purchases of the company’s shares; however, as long as this general authority has been granted, no specific shareholder authority for a particular overseas market purchase by a subsidiary of the company’s shares is required. We may elect to seek such general authority which must expire no later than 18 months after the date on which it was granted, at subsequent annual general meetings. For an off-market purchase by a subsidiary of a company, the proposed purchase contract must be authorized by special resolution of the shareholders of the company before the contract is entered into. The shareholder whose shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of the company.

In order for one of our subsidiaries to make an overseas market purchase of our shares, such shares must be purchased on a recognized stock exchange. NASDAQ is specified as a recognized stock exchange for this purpose by Irish company law.

The number of shares held by the subsidiaries of a company at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of our company capital. While a subsidiary holds shares of a company, it cannot exercise any voting rights in respect of those shares. The acquisition of the shares of the company by a subsidiary must be funded out of distributable reserves of the subsidiary.

Reduction of Share Capital

We may, by ordinary resolution, reduce our authorized but unissued share capital. We also may, by special resolution and subject to confirmation by the Irish High Court, reduce our company capital in a manner permitted by the Companies Act.

Dividends

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means the accumulated realized profits of the company less accumulated realized losses and includes reserves created by way of capital reduction. In addition, no dividend or distribution may be made unless the net assets of the company are not less than the aggregate of the company’s called up share capital plus undistributable reserves and the distribution does not reduce the company’s net assets below such aggregate. Undistributable reserves include the undenominated capital and the amount by which the company’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed the company’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not a company has sufficient distributable reserves to fund a dividend must be made by reference to “relevant financial statements” of the company. The “relevant financial statements” are either the last set of unconsolidated annual audited financial statements or unaudited financial statements prepared in accordance with the Companies Act, which give a “true and fair view” of the company’s unconsolidated financial position in accordance with accepted accounting practice in Ireland. These “relevant financial statements” must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

Our articles of association authorize the Board to declare such dividends as appear justified from the profits of the Company without the approval of the shareholders. Our Board may also recommend a dividend to be approved and declared by the shareholders at a general meeting. The dividends can be declared and paid in the form of cash or non-cash assets, subject to applicable law. We may pay dividends in any currency but, if we elect to pay dividends, we intend to do so in U.S. dollars. The Board may deduct from any dividend or other moneys payable to any shareholder all sums of money, if any, due from the shareholder to Presbia in respect of shares of Presbia.

The Board is also authorized to issue shares in the future with preferred rights to participate in dividends declared by Presbia. The holders of such preferred shares may, depending on their terms, rank senior to the holders of the ordinary shares of Presbia with respect to dividends and/or be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to our ordinary shareholders.

Bonus Shares

Under our articles of association, our Board may authorize the capitalization of any amount credited to any reserve (including the share premium account and the capital redemption reserve fund) or credited to the profit and loss account, and use such amount for the issuance to shareholders of shares as fully paid bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

Lien and Forfeiture

Our articles of association provide that we have a first and paramount lien on every share that is not a fully paid share for all monies payable to us (whether presently or not) in respect of that share. Subject to the terms of allotment, our Board may from time to time make calls on our shareholders in respect of any monies unpaid on their shares. If such a payment is not made when due, our Board may give not less than 14 days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses incurred by us by reason of such nonpayment. If that notice is not complied with, any share in respect of which it was sent may, at any time before the payment required by the notice has been made, be forfeited by a resolution of our Board. The forfeiture shall include all dividends or other monies payable in respect of the forfeited shares which have not been paid before the forfeiture.

Variation of share capital and variation of rights

Our shareholders from time to time may, by ordinary resolution, increase our authorized share capital. In addition, our shareholders, by ordinary resolution, may:

•	consolidate and divide all or any of our share capital into shares of larger amounts;

•	subdivide our shares, or any of them, into shares of smaller amounts; or

•	cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and reduce the amount of our authorized share capital by the amount of the shares so cancelled.

Our shareholders may, by special resolution, and subject to confirmation by the Irish High Court, reduce our capital redemption reserve fund or any share premium account.

The rights attached to any class may be varied or abrogated with the consent in writing of the holders of three-quarters in nominal value of the issued shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class and may be so varied or abrogated either while we remain a going concern or during or in contemplation of winding-up.

General Meetings of Shareholders

We are required under Irish law to hold an annual general meeting at intervals of no more than 15 months, provided that an annual general meeting is held in each calendar year and no more than nine months after our fiscal year-end. Subject to ensuring that any shareholders in Ireland can participate in an annual general meeting by technological means, any annual general meeting may be held outside Ireland.

The only matters which must, as a matter of Irish law, be transacted at an annual general meeting are the coordination of the company’s statutory financial statements and reports of the directors and auditors, the review by the members of the company’s affairs, the appointment of auditors and the fixing of the auditors’ remuneration (or delegation of that issue). If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office, subject to certain limited exceptions. Our articles of association provide that, at each annual general meeting, directors will be elected to fill the board seats of those directors whose terms expire at that annual general meeting. At any annual general meeting, only such business may be conducted as has been brought before the meeting (i) by or at the direction of the Board, (ii) in certain circumstances, at the direction of the Irish High Court, (iii) as required by law or (iv) that the chairman of the meeting determines is properly within the scope of the meeting. In addition, shareholders entitled to vote at an annual general meeting may make nominations of candidates for election to our Board, subject to compliance with the advance notice provisions of our articles of association.

Our extraordinary general meetings may be convened (i) by the Board, (ii) on requisition of the shareholders holding the number of our shares prescribed by the Companies Act (at least 10% of the paid-up share capital of Presbia carrying voting rights), (iii) in certain circumstances, on requisition of our auditors; or (iv) in exceptional cases, by order of the Irish High Court.

Extraordinary general meetings are generally held for the purposes of approving such of our shareholder resolutions as may be required from time to time. The business to be conducted at any extraordinary general meeting must be set forth in the notice of the meeting.

In the case of an extraordinary general meeting requisitioned by our shareholders, the proposed purpose of the meeting must be set out in the requisition notice of the meeting. The requisition notice can propose any business to be considered at the meeting. Under Irish law, upon receipt of this requisition notice, our Board has 21 days to convene the extraordinary general meeting of our shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of receipt of the requisition notice. If the Board does not proceed to convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice by our Board.

If our Board becomes aware that our net assets are half or less of the amount of our called-up share capital, the Board must, not later than 28 days from the date that it learns of this fact, convene an extraordinary general meeting of our shareholders to be held not later than 56 days from such date. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

At least 21 days’ notice of any annual general meeting or general meeting at which a special resolution is proposed and 14 days in all other circumstances must be given to shareholders, each director and our auditors, under our articles of association.

Quorum for Shareholders Meetings

Under our articles of association, the presence, in person or by proxy, of one or more shareholders holding at least 50% of the voting power of our issued shares that carry the right to vote at the meeting constitutes a quorum for the conduct of any business at a general meeting.

In the case of a meeting to vary the rights of any class or series of shares, discussed below under “—Voting—Variation of Rights Attaching to a Class or Series of Shares,” Irish law provides that the necessary quorum is the presence, in person or by proxy, of at least two shareholders representing at least 1/3 in nominal value (or, at an adjourned meeting, at least one shareholder representing any amount of nominal value) of the relevant class.

Voting

Generally

Holders of our ordinary shares may vote on all matters submitted to a vote of shareholders and are entitled to one vote per share as of the record date for the meeting.

All votes at a general meeting will be decided by way of a poll. Voting rights on a poll may be exercised by shareholders registered in our share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder of our company. Where interests in shares are held by a nominee trust company, such company may exercise the rights of the beneficial holders on their behalf as proxy. All proxies must be appointed in accordance with our articles of association. Our articles of association provide that the Board may permit the appointment of proxies by the shareholders to be notified to us electronically.

In accordance with our articles of association, the Board may from time to time cause us to issue preference or any other class or series of shares. These shares may have such voting rights, if any, as may be specified in the terms of such shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the shares).

Treasury shares (i.e. shares held by us and our shares held by our subsidiaries) will not entitle their holders to vote at general meetings of shareholders.

Except where a greater majority is required by Irish law or our articles of association, any question proposed for consideration at any of our general meetings or of any class of shareholders will be decided by an ordinary resolution passed by a simple majority of the votes cast by shareholders entitled to vote at such meeting. Irish law requires special resolutions of the shareholders at a general meeting to approve certain matters. A special resolution requires not less than 75% of the votes cast by shareholders at a meeting of shareholders. Examples of matters requiring special resolutions include:

•	amending our constitution;

•	approving a change of our name;

•	authorizing the entry into a guarantee or the provision of security in connection with a loan, quasi-loan or credit transaction in favor of a director or connected person of a director (which generally includes a family member or business partner of the director and any entity controlled by the director);

•	opting out of pre-emption rights on the issuance of new shares;

•	re-registration from a public limited company to a private company;

•	purchasing of our own shares off-market;

•	reduction of issued share capital;

•	resolving that we be wound up by the Irish courts;

•	resolving in favor of a shareholders’ voluntary winding-up;

•	re-designation of shares into different share classes;

•	setting the re-issue price of treasury shares; and

•	mergers with companies incorporated in the EEA, as described below under “—Acquisitions.”

Action by Written Consent

Our articles of association provide that anything that may be done by resolution at a general meeting may be done by resolution in writing, but only if it is signed by or on behalf of all of the shareholders who would be entitled to attend the relevant meeting and vote on the relevant resolution.

Variation of Rights Attaching to a Class or Series of Shares

Variation of any rights attached to any class or series of our issued shares (including our ordinary shares) must, in accordance with our articles of association, be approved by (i) a resolution of the shareholders of the class or series affected, passed by the affirmative vote of the holders of 75% of the shares of that class or series voted at a meeting of that class or series, or (ii) the written consent of all of the shareholders of that class or series. In the case of a meeting to vary the rights of any class or series of shares, Irish law provides that the necessary quorum is the presence, in person or by proxy, of at least two shareholders representing at least 1/3 in nominal value (or, at an adjourned meeting, at least one shareholder representing any amount of nominal value) of the relevant class. Every shareholder of the affected class or series will have one vote for each share of such class or series that he or she holds as of the record date for the meeting.

Record Dates

Our articles of association provide that the Board may set the record date for the purposes of determining which shareholders are entitled to notice of, or to vote at, a general meeting and the record date must not occur before the date on which the board resolution fixing such record date is adopted. If no record date is fixed by the Board, the record date will be the day on which the notice of the meeting is mailed.

Shareholder Proposals

Under Irish law, there is no general right for a shareholder of a company listed on NASDAQ to put items on the agenda of an annual general meeting other than as set out in that company’s articles of association. Our articles of association permit shareholders to nominate persons to be elected as directors both at an annual general meeting or an extraordinary general meeting requisitioned by shareholders, provided that notice is given in accordance with the terms of our articles of association.

Shareholders’ Suits

In Ireland, the decision to institute derivative proceedings on behalf of a company is generally taken by the company’s board of directors. In certain limited circumstances, a shareholder may be entitled to bring a derivative action on our behalf arising from an actual or proposed act or omission involving negligence, default, breach of duty or breach of trust by a director of the company. The central question at issue in deciding whether a minority shareholder may be permitted to bring a derivative action is whether, unless the action is brought, a wrong committed against us would otherwise go unredressed. The cause of action may be against a director, another person or both.

A shareholder may also be permitted to bring proceedings against us in his or her own name where the shareholder’s rights as such have been infringed or where our affairs are being conducted, or the powers of our Board are being exercised, in a manner oppressive to any shareholder or shareholders or in disregard of their interests as shareholders. Oppression connotes conduct that is burdensome, harsh or wrong. This is an Irish statutory remedy under Section 212 of the Companies Act and an Irish court can grant any order that it sees fit, including providing for the purchase or transfer of the shares of any shareholder.

Inspection of Books and Records

Holders of shares carrying voting rights have certain rights under the Companies Act to inspect books and records, including the right to:

•	receive a copy of our memorandum and articles of association;

•	inspect and obtain copies of the minutes of general meetings of shareholders (including resolutions adopted at such meetings);

•	inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by us;

•	receive copies of the most recent statutory financial statements (or summary financial statements, where applicable) and directors’ and statutory auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and

•	receive statutory financial statements of any of our subsidiary companies that have previously been sent to shareholders prior to an annual general meeting for the preceding 10 years.

The auditors’ report must be circulated to the shareholders with our financial statements at least 21 clear days before the annual general meeting, and must be put before our shareholders at the annual general meeting.

Acquisitions

An Irish public limited company may be acquired in a number of ways, including:

•	a court-approved scheme of arrangement under the Companies Act. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of a majority in number representing 75% in value of the shareholders present and voting in person or by proxy at a meeting called to approve the scheme;

•	a tender or takeover offer by a third-party for all of the target company’s shares. Where the holders of 80% or more of the target company’s shares have accepted an offer for their shares in the target company, the remaining shareholders may also be statutorily required to transfer their shares. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If the target company’s shares were listed on the main market of the Irish Stock Exchange or another regulated stock exchange in the European Union, this threshold would be increased to 90%; and

•	a merger with an EU-incorporated company under the EU Cross-Border Mergers Directive 2005/56/EC. Such a merger must be approved by a special resolution of the target company’s shareholders. If the target company is being merged with another EU company under the EU Cross-Border Mergers Directive 2005/56/EC and the consideration payable to the target company’s shareholders is not all in the form of cash, the target company’s shareholders may be entitled to require their shares to be acquired at fair value.

Except as set forth above, Irish law does not generally require shareholder approval for a sale, lease or exchange of all or substantially all of a company’s property and assets.

Appraisal Rights

Generally, under Irish law, shareholders of an Irish company do not have dissenters’ or appraisal rights. Under the European Communities (Cross-Border Mergers) Regulations 2008 (as amended) governing the merger of an Irish company limited by shares such as Presbia and a company incorporated in another jurisdiction of the EEA, a shareholder (i) who voted against the special resolution approving the merger or (ii) of a company in which 90% of the shares are held by the other party to the merger, has the right to request that the company acquire its shares for cash at a price determined in accordance with the share exchange ratio set out in the merger agreement. In the event of a takeover of our company by a third party in accordance with the Irish Takeover Rules and the Companies Act where the holders of 80% or more in value of a class of our shares (excluding any shares already beneficially owned by the bidder) have accepted an offer for their shares, the remaining shareholders in that class may be statutorily required to transfer their shares, unless, within one month, the non-tendering shareholders can obtain an Irish court order otherwise providing. If the bidder does not exercise this “squeeze out” right, the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms as the original offer, or such other terms as the bidder and the non-tendering shareholders may agree or on such terms as an Irish court, on application of the bidder or non-tendering shareholder, may order.

Disclosure of Interests in Shares

Under the Companies Act, our shareholders must notify us if, as a result of a transaction, (i) the shareholder will be interested in 3% or more of our shares that carry voting rights or (ii) the shareholder will cease to be interested in 3% or more of our shares that carry voting rights. In addition, where a shareholder is interested in 3% or more of our relevant shares, the shareholder must notify us of any alteration of its interest that brings its total holdings through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of the relevant class of share capital. Where the percentage level of the shareholder’s interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. All such disclosures must be notified to us within five business days of the event that gave rise to the requirement to notify. Where a person fails to comply with the notification requirements described above, no right or interest of any kind whatsoever in respect of any of our shares held by such person, will be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the Irish High Court to have the rights attaching to its shares reinstated.

In addition to the disclosure requirement described above, under the Companies Act, we may, by notice in writing, and must, on the requisition of shareholders holding 10% or more of the paid-up capital of the Company carrying voting rights, require a person whom we know, or have reasonable cause to believe, is, or at any time during the three years immediately preceding the date on which such notice is issued was, interested in shares comprised in our relevant share capital to: (1) indicate whether or not that is the case and (2) where such person holds or has during that time held an interest in our shares, to give certain further information as may be required by us, including particulars of such person’s or beneficial owner’s past or present interests in our shares. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

Where such a notice is served by us on a person who is or was interested in our shares and that person fails to give us any information required within the reasonable time specified, we may apply to court for an order directing that the affected shares be subject to certain restrictions. Under the Companies Act, the restrictions that may be placed on the shares by the court are as follows:

•	any transfer of those shares or, in the case of unissued shares, any transfer of the right to be issued with shares and any issue of such shares, shall be void;

•	no voting rights shall be exercisable in respect of those shares;

•	no further shares shall be issued in respect of those shares or pursuant to any offer made to the holder of those shares; and

•	no payment shall be made of any sums due from us on those shares, whether in respect of capital or otherwise.

Where our shares are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

In addition, persons or groups (within the meaning of the Exchange Act) beneficially owning 5% or more of our ordinary shares must comply with the reporting requirements under Regulation 13D-G of the Exchange Act.

In the event we are in an offer period pursuant to the Irish Takeover Rules, accelerated disclosure provisions apply for persons holding an interest in our securities of one percent or more.

Anti-Takeover Provisions

Shareholder Rights Plans and Share Issuances

Irish law does not expressly prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. However, there is no directly relevant case law on the validity of such plans under Irish law.

Our articles of association allow our Board to adopt any shareholder rights plan upon such terms and conditions as the Board deems expedient and in the best interest of our company, subject to applicable law, including the Irish Takeover Rules and Substantial Acquisition Rules described below and the requirement for shareholder authorization for the issue of shares described above.

Subject to the Irish Takeover Rules described below, our Board also has the power to issue any of our authorized and unissued shares on such terms and conditions as it may determine to be in our best interest.

It is possible that the terms and conditions of any issue of shares could discourage a takeover or other transaction that holders of some or a majority of our ordinary shares might believe to be in their best interest or in which holders of our ordinary shares might receive a premium for their shares over the then-market price of the shares.

In carrying out any of these actions, our Board must act in what they believe to be the best interests of our company. Our board of directors is prohibited from taking actions which would be likely to frustrate an offer for our company.

Irish Competition Law

Under Irish competition legislation, the Irish Competition Authority must be notified of a merger or acquisition if the transaction meets certain criteria under the relevant legislation. Failure to properly notify the Irish Competition Authority of such merger or acquisition will result in the voiding of the transaction, as well as the potential imposition of fines. A merger or acquisition that does not meet the criteria under the relevant legislation but which may give rise to competition concerns, though not legally required, may be voluntarily reported to the Irish Competition Authority in order to seek legal comfort that the merger or acquisition is not anti-competitive.

General

Subject to the Irish Takeover Rules described below and Irish law, our Board also has the power to issue any of our authorized and unissued shares on such terms and conditions as it may determine to be in our best interest. It is possible that the terms and conditions of any issue of shares could discourage a takeover or other transaction that holders of some or a majority of our ordinary shares might believe to be in their best interest or in which holders of our ordinary shares might receive a premium for their shares over the then-market price of the shares.

Irish Takeover Rules and Substantial Acquisition Rules

A transaction in which a third-party seeks to acquire 30% or more of the voting rights in our company will be governed by the Irish Takeover Panel Act 1997 (as amended) and the Irish Takeover Rules made thereunder, which we refer to as the “Irish Takeover Rules”, and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below. Takeovers by means of a scheme of arrangement are also subject to these regulations.

General Principles

The Irish Takeover Rules are based on the following General Principles, which will apply to any transaction regulated by the Irish Takeover Panel:

•	in the event of an offer, all holders of the securities of a target company of the same class must be afforded equivalent treatment; and, if a person acquires control of a company, the other holders of securities must be protected;

•	the holders of the securities in the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer; where it advises the holders of securities, the board of the target company must give its views on the effects of implementation of the offer on employment, conditions of employment and the locations of the target company’s places of business;

•	the board of directors of the target company must act in the interests of the company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

•	false markets must not be created in the securities of the target company, of the bidder or of any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

•	a bidder must announce an offer only after ensuring that he or she can fulfil in full any cash consideration, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

•	a target company must not be hindered in the conduct of its affairs for longer than is reasonable by an offer for its securities; this is a recognition that an offer will disrupt the day-to-day running of a target company, particularly if the offer is hostile and the board of the target company must divert its attention to resist the offer; and

•	a “substantial acquisition” of securities, whether such acquisition is to be effected by one transaction or a series of transactions, shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory bid

Under certain circumstances, a person who acquires our shares, or other voting securities, may be required under the Irish Takeover Rules to make a mandatory cash offer for our remaining outstanding shares at a price not less than the highest price paid for the shares by the acquirer or any parties acting in concert with the acquirer during the previous 12 months. This mandatory bid requirement is triggered if an acquisition of shares would increase the aggregate holding of an acquirer, including the holdings of any parties acting in concert with the acquirer, or concert parties, to shares representing 30% or more of the voting rights in our company, unless the Irish Takeover Panel otherwise consents. An acquisition of shares by a person, together with its concert parties, holding shares representing between 30% and 50% of the voting rights in our company would also trigger the mandatory bid requirement if, after giving effect to the acquisition, the percentage of the voting rights held by that person, together with its concert parties, would increase by 0.05% within a 12-month period. Any person, excluding any parties acting in concert with the holder, holding shares representing more than 50% of the voting rights of a company is not subject to these mandatory offer requirements when purchasing additional securities.

Voluntary bid: requirements to make a cash offer and minimum price requirements

If a person makes a voluntary offer to acquire our outstanding ordinary shares, the offer price must be no less than the highest price paid for our ordinary shares by the bidder or its concert parties during the three-month period prior to the commencement of the offer period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, taking into account the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired our ordinary shares (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of the total of our ordinary shares or (ii) at any time after the commencement of the offer period, the offer must be in cash, or accompanied by a full cash alternative, and the price per ordinary share must not be less than the highest price paid by the bidder or its concert parties during, in the case of (i), the 12-month period prior to the commencement of the offer period and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total of our ordinary shares in the 12-month period prior to the commencement of the offer period if the Irish Takeover Panel, taking into account the General Principles, considers it just and proper to do so.

An offer period will generally commence on the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of our voting rights. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of our voting rights is prohibited if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of our voting rights and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating action

Under the Irish Takeover Rules, our Board is not permitted to take any action which might frustrate an offer for our shares once our Board has received an approach that may lead to an offer or has reason to believe an offer is imminent, subject to certain exceptions. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material acquisitions or disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, that may result in frustration of an offer, are prohibited during the course of an offer or at any earlier time during which our Board has reason to believe an offer is or may be imminent. Exceptions to this prohibition are available where:

•	the action is approved by our shareholders at a general meeting; or

•	the Irish Takeover Panel has given its consent, where

•	it is satisfied the action would not constitute frustrating action;

•	the holders of at least 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

•	the action is taken in accordance with a contract entered into prior to the announcement of the offer; and

•	the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

Insider dealing

The Irish Takeover Rules also provide that no person, other than the bidder, who is privy to confidential price-sensitive information concerning an offer made in respect of the acquisition of a company, or a class of its securities, or a contemplated offer may deal in relevant securities of the target during the period from the time at which such person first has reason to suppose that such an offer, or an approach with a view to such an offer being made, is contemplated to the time of (i) the announcement of such offer or approach or (ii) the termination of discussions relating to such offer, whichever is earlier.

For other provisions that could be considered to have an anti-takeover effect, see “—Pre-emption Rights, Share Warrants and Share Options,” “—Voting—Generally,” “—Voting—Variation of Rights Attaching to a Class or Series of Shares,” “—Disclosure of Interests in Shares,” “—Corporate Governance,” and “—Transfer and Registration of Shares”.

Corporate Governance

Generally

Our articles of association allocate authority over the management of our company to our Board. The Board may then delegate management of our company to committees of the Board or such other persons as it thinks fit. Regardless of any delegation, the Board will remain responsible, as a matter of Irish law, for the proper management of the affairs of our company. Our Board may create new committees or change the responsibilities of existing committees from time to time.

Directors: Term and Appointment

Our articles of association provide that the number of directors shall not be less than two nor more than eleven; however the company may from time to time by special resolution increase or reduce the maximum number of directors. The continuing directors may act notwithstanding any vacancy in their body, provided that if the number of the directors is reduced below the prescribed minimum, the remaining director or directors shall appoint an additional director or additional directors to make up such minimum or shall convene a general meeting of the company for the purpose of making such appointment. If, at any annual general meeting of the company, the number of directors is reduced below the prescribed minimum due to the failure of any directors to be re-elected, then in those circumstances, the two directors who receive the highest number of votes in favor of re-election shall be re-elected and shall remain directors until such time as additional directors have been appointed to replace them as directors. If, at any annual general meeting of the company, the number of directors is reduced below the prescribed minimum in any circumstances where one director is re-elected, then that director shall hold office until the next annual general meeting and the director which (excluding the re-elected director) receives the highest number of votes in favor of re-election shall be re-elected and shall remain a director until such time as one or more additional directors have been appointed to replace him or her. If there are no director or directors able or willing to act, then any two members may summon a general meeting for the purpose of appointing directors. Any additional director so appointed shall hold office (subject to the provisions of the Companies Act and the articles of association) only until the conclusion of the annual general meeting of the company next following such appointment unless he or she is re-elected during such meeting.

Removal of Directors

The Companies Act provides that, notwithstanding anything contained in the articles of association of a company or in any agreement between that company and a director, the shareholders may, by an ordinary resolution, remove a director from office before the expiration of his or her term, provided that notice of any such resolution be given to the shareholders not less than 28 days before the meeting at which the director is to be removed, and the director will be entitled to be heard at such meeting. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment agreement) that the director may have against us in respect of his or her removal. Removal may be with or without cause.

Directors’ Duties

Our directors have certain statutory and fiduciary duties. All of the directors have equal and overall responsibility for the management of our company (although directors who also serve as employees may have additional responsibilities and duties arising under their employment agreements, if applicable, and will be expected to exercise a greater degree of skill and diligence than non-executive directors). The principal fiduciary duties include the common law fiduciary duties of good faith and exercise of due care and skill. The statutory duties include ensuring the maintenance of proper books of account, having annual accounts prepared, having an annual audit performed, maintaining certain registers and making certain filings as well as the disclosure of personal interests. Particular duties also apply to directors of insolvent companies (for example, the directors could be liable for sanctions where they are deemed by the court to have carried on our business while insolvent, without due regard to the interests of creditors). For public limited companies like our company, directors are under a specific duty to ensure that the corporate secretary is a person with the requisite knowledge and experience to discharge that role.

Our directors have certain statutory and fiduciary duties as a matter of Irish law. All of the directors have equal and overall responsibility for the management of our company (although directors who also serve as employees have additional responsibilities and duties arising under their employment agreements, and it is likely that more will be expected of them in compliance with their duties than non-executive directors). The Companies Act provides specifically for certain fiduciary duties of the directors of Irish companies, including duties:

(i) to act in good faith and in the best interests of the company;

(ii) to act honestly and responsibly in relation to the company’s affairs;

(iii) to act in accordance with the company’s constitution (i.e. the company’s memorandum and articles of association) and to exercise powers only for lawful purposes;

(iv) not to misuse the company’s property, information and/or opportunity;

(v) not to fetter their independent judgment;

(vi) to avoid conflicts of interest;

(vii) to exercise care, skill and diligence; and

(viii) to have regard for the interests of the company’s shareholders.

Additional statutory duties under the Companies Act include ensuring the maintenance of proper books of account, having annual accounts prepared, having an annual audit performed, and the duty to maintain certain registers and make certain filings as well as certain disclosures of personal interests.

For public limited companies like Presbia, directors are under a specific duty to ensure that the company secretary has the skills or resources and the requisite knowledge and experience to discharge the role.

Under Irish law, a director is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by (i) other directors, officers or employees of the company whom the director reasonably believes to be reliable and competent in the matters prepared or presented, (ii) legal counsel, public accountants or other persons as to matters the director reasonably believes are within their professional or expert competence or (iii) a committee of the board of which the director does not serve as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

Conflicts of Interest

As a matter of Irish law, a director is under a general fiduciary duty to avoid conflicts of interest. However, Irish law and our articles of association provide that: (i) a director may be a director of or otherwise interested in a company relating to us and will not be accountable to us for any remuneration or other benefits received as a result, unless we otherwise direct; (ii) a director or a director’s firm may act for us in a professional capacity other than as auditor; and (iii) a director may hold an office or place of profit in us and will not be disqualified from contracting with us. If a director has a personal interest in an actual or proposed contract with us, the director must declare the nature of his or her interest and we are required to maintain a register of such declared interests that must be available for inspection by the shareholders. Such a director may vote on any resolution of the Board in respect of such a contract, and such a contract will not be voidable solely as a result of such interest or vote.

Indemnification of Directors and Officers; Insurance

To the fullest extent permitted by Irish law, our articles of association confer an indemnity on our directors and executive officers. However, this indemnity is limited by the Companies Act, which prescribes that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or corporate secretary where judgment is given in favor of the director or corporate secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or corporate secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an Irish company seeks to commit in advance to indemnify its directors or corporate secretary over and above the limitations imposed by the Companies Act will be void under Irish law, whether contained in its articles of association or any contract between the company and the director or corporate secretary. These restrictions do not apply to our executives who are not directors, the corporate secretary or other persons who would be considered “officers” within the meaning of that term under the Companies Act.

Our articles of association also contain indemnification and expense advancement provisions for persons who are not directors or our corporate secretary.

We are permitted under our articles of association and the Companies Act to take out directors’ and officers’ liability insurance, as well as other types of insurance, for our directors, officers, employees and agents. In order to attract and retain qualified directors and officers, we expect to purchase and maintain customary directors’ and officers’ liability insurance and other types of comparable insurance.

We have entered into agreements to indemnify our executive officers and directors to the maximum extent permitted under Irish law. Additionally, through our wholly-owned subsidiary, Presbia USA, Inc., we have entered into agreements to indemnify our executive officers and directors to the maximum extent allowed under Delaware law. These agreements, among other things, provide that we will indemnify our executive officers and directors for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on our behalf or that person’s status as our officer and/or director.

Legal Name; Formation; Fiscal Year; Registered Office

Presbia Ireland, Limited was incorporated as a private limited company under the laws of Ireland. As part of the 2014 and 2015 Restructurings, a public limited company named Presbia PLC acquired Presbia Ireland, Limited and each of its direct and indirect subsidiaries by way of a share-for-share exchange in which the sole shareholder of Presbia Ireland, Limited exchanged the shares it held in Presbia Ireland, Limited for 9,166,667 ordinary shares in Presbia PLC. Our legal and commercial name is Presbia PLC. Our fiscal year ends on December 31 and our registered address is located at Earlsfort Centre, Earlsfort Terrace, Dublin 2, Ireland.

Duration; Dissolution; Rights upon Liquidation

Our duration will be unlimited. We may be dissolved at any time by way of either a shareholder’s voluntary winding up or a creditors’ winding up. In the case of a shareholder’s voluntary winding up, our company must be solvent and a special resolution of the shareholders is required. We may also be dissolved by way of court order on the application of a creditor, or by the Director of Corporate Enforcement in Ireland where the affairs of our company have been investigated by an inspector and it appears from the report or any information obtained by the Director of Corporate Enforcement that our company should be wound up.

The rights of the shareholders to a return of our assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in our articles of association or the terms of any shares issued by our Board from time to time. The holders of preferred shares in particular may have the right to priority in a dissolution or winding up of Presbia. If the articles of association and terms of issue of the shares of our company contain no specific provisions in respect of a dissolution or winding up, then, subject to the shareholder priorities and the rights of any creditors, the assets will be distributed to shareholders in proportion to the paid-up nominal value of the shares held. Our articles of association provide that holders of our ordinary shares may be entitled to participate in a winding up, and the method by which the property will be divided shall be determined by the liquidator, subject to a special resolution of the shareholders, but such rights of holders of our ordinary shares to participate may be subject to the rights of any holders of preferred shares to participate under the terms of any series or class of preferred shares.

No Share Certificates

Holders of our ordinary shares will not have the right to require us to issue certificates for their shares. We intend only to issue uncertificated ordinary shares.

No Sinking Fund

Our ordinary shares will have no sinking fund provisions.

Stock Exchange Listing

Our ordinary shares are listed on NASDAQ under the symbol “LENS.”

No Liability for Further Calls or Assessments

All issued and outstanding ordinary shares are duly and validly issued and fully paid.

Transfer and Registration of Shares

Our share register is maintained by our transfer agent, Computershare Limited. Registration in this share register is determinative of share ownership in our company. Any of our shareholders who hold shares beneficially will not be the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for the Depository Trust Company, or DTC) or other nominee will be the holder of record of those shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who will also hold such shares beneficially through the same depository or other nominee will not be registered in our official share register, as the depository or other nominee will remain the holder of record of such shares. See “Taxation—Taxation in Ireland—Stamp Duty”.

A written instrument of transfer is required under Irish law in order to register on our official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly, or (iii) from a person who holds such shares beneficially to another person who also will hold such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer is required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on our official Irish share register. However, a shareholder who directly holds shares may transfer those shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty provided that there is no change in the ultimate beneficial ownership of the shares as a result of the transfer or the transfer is not made in contemplation of a sale of the shares. Accordingly, we strongly recommend that shareholders hold their shares through DTC (or through a broker who holds such shares through DTC).

Any transfer of our ordinary shares that is subject to Irish stamp duty will not be registered in the name of the purchaser unless an instrument of transfer is duly stamped and provided to the transfer agent. Our articles of association allow us, in our absolute discretion, to create an instrument of transfer and pay (or procure the payment of) any stamp duty, which is the legal obligation of a purchaser. In the event of any such payment, we are (on behalf of ourselves or our affiliates) entitled to (i) seek reimbursement from the purchaser or seller (at our discretion), (ii) set-off the amount of the stamp duty against future dividends payable to the purchaser or seller (at our discretion), and (iii) claim a lien against our ordinary shares on which stamp duty has been paid by us or our affiliates. Our lien will extend to all dividends paid on such shares. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in our ordinary shares has been paid unless one or both of such parties is otherwise notified by us or the transfer agent.

In order to help ensure that the official share register is regularly updated to reflect trading of our ordinary shares occurring through normal electronic systems, we intend to regularly produce any required instruments of transfer in connection with any transactions for which we pay stamp duty (subject to the reimbursement and set-off rights described above). In the event that we or the transfer agent notify one or both of the parties to a share transfer that we believe stamp duty is required to be paid in connection with the transfer and that we will not pay the stamp duty, the parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from us for this purpose) or request that we execute an instrument of transfer on behalf of the transferring party in a form determined by us. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to our transfer agent, the purchaser will be registered as the legal owner of the relevant shares on our official Irish share register.

Our articles of association delegate to our Secretary or an Assistant Secretary the authority to execute an instrument of transfer on behalf of the transferor or any such person that the Secretary or an Assistant Secretary nominates for that purpose (whether in respect of specific transfers or pursuant to a general standing authorization), and the Secretary, Assistant Secretary or the relevant nominee shall be deemed to have been irrevocably appointed agent for the transferor of such share or shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such share or shares all such transfers of shares held by the members in the share capital of the Company.

Our articles of association grant our Board general discretion to decline to register an instrument of transfer without giving a reason. In addition, our Board may decline to register a transfer of shares unless a registration statement under the Securities Act of 1933, as amended, or the Securities Act, is in effect with respect to the transfer or the transfer is exempt from registration.

The registration of transfers may be suspended at such times and for such periods, not exceeding 30 days in any year, as our Board may from time to time determine (except as may be required by law).

DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. This description is subject to the detailed provisions of a warrant agreement to be entered into between us and a warrant agent we select at the time of issue and the description in the prospectus supplement relating to the applicable series of warrants.

We may issue (either separately or together with other offered securities) warrants to purchase underlying preferred shares, ordinary shares, or any combination thereof issued by us (“offered warrants”). Such warrants may be issued independently or together with any such securities and may be attached or separate from the securities. We may issue the warrants under separate warrant agreements (each a “warrant agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “warrant agent”), identified in the prospectus supplement. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

This summary of certain general terms of warrants and any summary description of warrants in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable warrant agreement and, if applicable, depositary arrangements relating to such warrants. The forms of the warrant agreements and other documents relating to a particular issue of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for provisions that may be important to you.

General

You should read the prospectus supplement for the material terms of the offered warrants, including, if applicable, the following:

•	the title and aggregate number of the warrants;

•	the title, rank, aggregate principal amount and terms of the underlying preferred shares or ordinary shares purchasable upon exercise of the warrants;

•	the principal amount of underlying preferred shares or ordinary shares that may be purchased upon exercise of each warrant, and the price or the manner of determining the price at which this principal amount may be purchased upon exercise;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	the initial price at which the underlying preferred shares or ordinary shares may be purchased upon exercise of such warrants;

•	the date on which the right to exercise of such warrants shall commence and the date on which such right will expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the title, rank, aggregate principal amount and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	whether the warrants are extendible and the period of such extendibility;

•	if applicable, the date on and after which such warrants and related securities will be separately transferable;

•	any mandatory or optional redemption terms;

•	whether certificates evidencing the warrants will be issued in registered or bearer form and, if registered, where they may be transferred and exchanged; and

•	any other material terms of the warrants.

The prospectus supplement will also contain a discussion of the Irish tax and/or United States federal income tax considerations relevant to the offering.

Warrant certificates will be exchangeable for new warrant certificates of different denominations. No service charge will be imposed for any permitted transfer or exchange of warrant certificates, but we may require payment of any tax or other governmental charge payable in connection therewith. Warrants may be exercised and exchanged and warrants in registered form may be presented for registration of transfer at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement.

Exercise of Warrants

Each offered warrant will entitle the holder thereof to purchase the amount of underlying preferred shares, ordinary shares, or any combination thereof at the exercise price set forth in, or calculable from, the prospectus supplement relating to the offered warrants. After the close of business on the expiration date, unexercised warrants will be void.

Warrants may be exercised by payment to the warrant agent of the applicable exercise price and by delivery to the warrant agent of the related warrant certificate, properly completed. Warrants will be deemed to have been exercised upon receipt of the exercise price and the warrant certificate or certificates. Upon receipt of this payment and the properly completed warrant certificates, we will, as soon as practicable, deliver the amount of underlying preferred shares, ordinary shares, or any combination thereof purchased upon exercise.

If fewer than all of the warrants represented by any warrant certificate are exercised, a new warrant certificate will be issued for the unexercised warrants. The holder of a warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of underlying preferred shares, ordinary shares, or other combination thereof purchased upon exercise.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

No Rights as Holders of Underlying Preferred Shares or Ordinary Shares

Before the warrants are exercised, holders of the warrants are not entitled to payments of dividends on the preferred shares, ordinary shares or any combination thereof, as applicable, or to exercise any rights whatsoever as holders of the underlying preferred shares or ordinary shares.

DESCRIPTION OF THE DEPOSITARY SHARES

General

We may offer depositary shares, each representing a specified fraction of a share of a particular series of preferred shares. Depositary receipts evidencing depositary shares will be issued to those persons purchasing the fractions of the related preferred shares.

The shares of any class or series of preferred shares represented by depositary shares will be deposited under a deposit agreement among Presbia, a depositary selected by Presbia and the holders of the depositary receipts, whom we refer to in this section as owners. Subject to the terms of the deposit agreement, each owner will be entitled to all the rights and preferences of the preferred shares represented by the depositary share in proportion to the fraction of a preferred share represented by the depositary share, including dividend, voting, redemption and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other distributions received on the related preferred shares to the owners in proportion to the number of depositary shares owned. In the event of a distribution other than in cash, the depositary will distribute property received by it to the owners, unless the depositary determines that it is not feasible to make the distribution, in which case the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the owners.

Withdrawal of Shares

Upon surrender of the depositary receipts, unless the related depositary shares have previously been called for redemption, the owner is entitled to delivery of the number of whole shares of the related preferred shares and any money or other property represented by his or her depositary shares. Holders of the whole preferred shares will not be entitled to exchange the preferred shares for depositary shares. If the delivered depositary receipts evidence a number of depositary shares in excess of the number of whole preferred shares to be withdrawn, the depositary will deliver to the owner a new depositary receipt evidencing this excess number at the same time. In no event will fractional preferred shares be delivered upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever we redeem preferred shares held by the depositary, the depositary will redeem the number of depositary shares representing the related preferred shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per preferred share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary or us.

Voting the Preferred Shares

Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in the notice to the record owners of the depositary shares. Each record owner on the record date, which will be the same as the record date for the preferred shares, may instruct the depositary how to exercise its voting rights pertaining to the preferred shares represented by the owner’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the preferred shares represented by these depositary shares in accordance with the instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will not vote preferred shares if it does not receive specific instructions from the record owners.

Amendment and Termination of the Deposit Agreement

Unless otherwise provided in the applicable prospectus supplement, the form of depositary receipt and any provision of the deposit agreement may be amended at any time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the owners will not be effective unless it has been approved by the owners representing at least a majority, or, in the case of amendments affecting rights to receive dividends or distributions or voting or redemption rights, 66 2/3% of the depositary shares then outstanding. We or the depositary may terminate the deposit agreement only:

•	if all outstanding depositary shares have been redeemed;

•	if there has been a final distribution on the preferred shares in connection with any liquidation, dissolution or winding up of Presbia and the distribution has been distributed to the owners; or

•	with the consent of owners representing not less than 66 2/3% of the depositary shares outstanding.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of preferred shares and any redemption of the preferred shares. Owners will pay all other transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

The depositary may refuse to transfer a depositary receipt or any withdrawal of preferred shares evidenced by the depositary receipts until all taxes and charges with respect to the receipts or preferred shares are paid by the owners.

Miscellaneous

The depositary will forward to owners all reports and communications which it receives from us and which we are required to furnish to the holders of the preferred shares.

Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our and the depositary’s obligations will be limited to performance of the duties under the deposit agreement in a manner that does not constitute bad faith, and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary or preferred shares unless satisfactory indemnity is furnished.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States or Ireland and having a combined capital and surplus of at least $50,000,000 or be an affiliate of such bank or trust company.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	a discussion of any material United States federal income tax and Irish tax considerations relevant to the units; and

•	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities being offered hereby, from time to time, by one or more of the following methods:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through dealers or agents; and

•	to investors directly in negotiated sales or in competitively bid transactions.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

•	on or through the facilities of NASDAQ or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

•	to or through a market maker otherwise than on the securities exchanges or quotation or trading services set forth above.

Those at-the-market offerings, if any, will be conducted by underwriters acting as principal or agent of the Company, who may also be third-party sellers of securities as described above. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation,;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchange on which such offered securities may be listed; and

•	any underwriter, agent or dealer involved in the offer and sale of any series of the securities.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at fixed prices, which may be changed;

•	at market prices prevailing at the time of the sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities including:

•	at fixed prices, which may be changed;

•	whether that offering is being made to underwriters or through agents or directly;

•	the rules and procedures for any auction or bidding process, if used;

•	the securities’ purchase price or initial public offering price; and

•	the proceeds we anticipate from the sale of the securities, if any.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

Sales Through Underwriters

If underwriters are used in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

Sales Through Agents

Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use its best efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.

Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

Direct Sales

We may also sell offered securities directly to institutional investors or others. In this case, no underwriters or agents would be involved. The terms of such sales will be described in the applicable prospectus supplement.

General Information

Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both (this compensation to a particular broker-dealer might be in excess of customary commissions).

Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act, so any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Certain of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement. Any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

•	the name of any participating broker, dealer, agent or underwriter;

•	the number and type of securities involved;

•	the price at which such securities were sold;

•	any securities exchanges on which such securities may be listed;

•	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter where applicable; and

•	other facts material to the transaction.

In order to facilitate the offering of certain securities under this prospectus or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

In order to comply with the securities laws of certain U.S. states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain U.S. states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Rule 15c6-1 under the Exchange Act generally requires that trades in the secondary market settle in three business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

This prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

Other than this prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our or any agent’s or dealer’s website and any information contained in any other website maintained by any agent or dealer:

•	is not part of this prospectus, any applicable prospectus supplement and any applicable pricing supplement or the registration statement of which they form a part;

•	has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective website maintained by such entity; and

•	should not be relied upon by investors.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

This prospectus may also be used in connection with any issuance of ordinary shares or preferred shares upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at (800) 732-0330. The SEC also maintains a website that contains reports, proxy and registration statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is http://www.presbia.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement and prior to the termination of the offering of the securities described in this prospectus.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 28, 2016;

•	our Current Reports on Form 8-K filed with the SEC on January 20, 2016, February 12, 2016 and April 11, 2016 (except for the disclosures made under Item 2.02 or Item 7.01 of any such Current Report on Form 8-K, including the related exhibits, which are deemed furnished, and not filed, in accordance with the SEC’s regulations); and

•	the description of our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on July 14, 2014 (including any amendment or report filed with the SEC for the purpose of updating such description).

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Presbia PLC

120/121 Baggot Street Lower

Dublin 2, Ireland

+353 (1) 659 9446

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

LEGAL MATTERS

Arthur Cox, Dublin, Ireland will pass upon certain legal matters relating to the issuance and sale of our ordinary shares offered hereby. Lowenstein Sandler LLP is acting as special U.S. counsel for us. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Presbia PLC as of December 31, 2015, incorporated in this Prospectus by reference from the Presbia PLC Annual Report on Form 10-K for the year ended December 31, 2015, have been audited by Squar Milner LLP, an independent registered public accounting firm, as stated in their report incorporated herein by reference, and have been incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements, and the related financial statement schedule, of Presbia PLC as of December 31, 2014 and for the year ended December 31, 2014 that have been incorporated by reference in this prospectus from Presbia PLC’s Annual Report on Form 10-K for the year ended December 31, 2015, have been audited by Deloitte & Touche, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference and expresses an unqualified opinion and includes an explanatory paragraph relating to allocations of expenses from Presbia Holdings, the Company’s ultimate controlling shareholder, and arrangements with related parties. Such financial statements and financial statement schedule of Presbia PLC as of December 31, 2014 and for the year ended December 31, 2014 have been so incorporated in reliance upon the report of Deloitte & Touche, LLP given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$7,553
Printing and engraving expenses	$5,000	*
Legal fees and expenses	$100,000	*
Accounting fees and expenses	$35,000	*
Miscellaneous	$2,447	*

Total	$150,000	*

*	Estimated.

Item 15. Indemnification of Directors and Officers

To the fullest extent permitted by Irish law, our articles of association (which are in the form referenced as Exhibit 3.1 to this registration statement) confer an indemnity on our directors and officers. However, this indemnity is limited by the Companies Act, which prescribe that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or corporate secretary where judgment is given in favor of the director or corporate secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or corporate secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an Irish company seeks to commit in advance to indemnify its directors or corporate secretary over and above the limitations imposed by the Companies Act will be void under Irish law, whether contained in its articles of association or any contract between the company and the director or corporate secretary. This restriction does not apply to our executives who are not directors, the corporate secretary or other persons who would be considered “officers” within the meaning of that term under the Companies Act.

Our articles of association also contain indemnification and expense advancement provisions for persons who are not directors or our corporate secretary.

We are permitted under our articles of association and the Companies Act to purchase directors’ and officers’ liability insurance, as well as other types of insurance, for our directors, officers, employees and agents.

We have entered into agreements to indemnify our executive officers and directors to the maximum extent permitted under Irish law.

Additionally, our wholly-owned subsidiary, Presbia USA, Inc., is incorporated under the laws of the State of Delaware. All of our executive officers and directors also serve in the same capacity for our Presbia USA, Inc. subsidiary. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

Our wholly-owned subsidiary, Presbia USA, Inc., has entered into agreements to indemnify our executive officers and directors to the maximum extent allowed under Delaware law. These agreements, among other things, indemnify our executive officers and directors for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by any such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of the company or that person’s status as an executive officer or director.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits

(a)	Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) If the Registrant is relying on Rule 430B:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(B) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, California, on April 15, 2016.

Presbia PLC
Date: April 15, 2016

	By:	/s/ Todd Cooper
Todd Cooper
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph Thurman and Todd Cooper, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement, including post-effective amendments or registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming that each of said such attorneys-in-fact and agents or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Name	Title	Date

/s/ Todd Cooper	President and Chief Executive Officer	April 15, 2016
Todd Cooper	(Principal Executive Officer) and Director

/s/ Richard T. Fogarty	Chief Accounting Officer
Richard Fogarty	(Principal Financial and Accounting Officer)	April 15, 2016

/s/ Ralph Thurman	Executive Chairman	April 15, 2016
Ralph Thurman

Director
Gerd U. Auffarth, M.D., Ph.D., F.E.B.O.

/s/ Robert J. Cresci	Director	April 15, 2016
Robert J. Cresci

/s/ Gerald Farrell, Ph.D.	Director	April 15, 2016
Gerald Farrell, Ph.D.

Name	Title	Date

/s/ Vladimir Feingold	Director	April 15, 2016
Vladimir Feingold

/s/ Zohar Loshitzer	Director	April 15, 2016
Zohar Loshitzer

/s/ Richard Ressler	Director	April 15, 2016
Richard Ressler

EXHIBIT INDEX

Exhibit Number	Description

1.1**	Form of Underwriting Agreement.

3.1	Amended and Restated Memorandum and Articles of Association of Presbia PLC (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A, filed with the SEC on January 23, 2015).

4.1	Reference is made to Exhibit 3.1.

4.2**	Form of Certificate of Designations, Preferences and Rights relating to the Preferred Shares of Presbia PLC

4.3**	Form of Warrant Agreement

4.4**	Form of Deposit Agreement, including the form of depositary receipt

4.5**	Form of Unit Agreement

5.1*	Opinion of Arthur Cox, Irish legal counsel of the registrant.

23.1*	Consent of Arthur Cox (included in Exhibit 5.1).

23.2*	Consent of Squar Milner LLP, independent registered public accounting firm.

23.3*	Consent of Deloitte & Touche, LLP, independent registered public accounting firm.

24.1*	Power of Attorney (incorporated by reference to the signature page hereto).

*	Filed herewith.
**	To be filed, if applicable by amendment or by a report filed under Sections 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.